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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we consent to the incorporation by reference in this Registration Statement on Form S-8 of Kuhlman Corporation of
(i) our reports, each dated May 21, 1997, appearing respectively in the Annual Report on Form 11-K of the Schwitzer Tax Reduction Investment Plan for Certain Salaried and Exempt Employees and the Annual Report on Form 11-K of the Schwitzer Tax Reduction Investment Plan for Asheville Hourly and Certain Nonexempt Employees, each for the year ended December 31, 1996; and (ii) of our report dated February 3, 1997 (except with respect to the matters discussed in Note 17 and the last two paragraphs of Note 5, as to which the dates are March 10, 1997 and May 27, 1997, respectively) appearing in the prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933 as part of Registration Statement No. 333-28011. We also consent to all references to our firm included in this Registration Statement.


/s/ Arthur Andersen LLP
Louisville, Kentucky
August 5, 1997